UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 13, 2009

PremierWest Bancorp
(Exact Name of Registrant as specified in its charter)

Oregon	000-50332	93 - 1282171
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

503 Airport Road, Medford, Oregon 97504
Address of Principal Executive Office

Registrant's telephone number including area code 541-618-6003

(Former name or former address, if changed since last report) Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

     PremierWest Bancorp, and its affiliate, PremierWest Bank, (collectively “PremierWest”) have entered into an employment agreement with Mr. William M. Yarbenet, its current Executive Vice President & Chief Credit Officer. The initial term of Mr. Yarbenet’s employment agreement expires December 31, 2010. The employment agreement is automatically extended at year end for another year unless PremierWest elects not to renew Mr. Yarbenet’s employment agreement for the coming year. Pursuant to the terms of his employment agreement (a copy is attached as Exhibit 10.1) Mr. Yarbenet shall receive a base annual salary of $180,000. Mr. Yarbenet will receive a restricted stock award for 5,000 shares of PremierWest stock which will vest over 7 years. Mr. Yarbenet will receive benefits similar to the other named executive officers and will be eligible to participate in the company executive insurance programs, benefit plans and deferred compensation plan. The attached employment agreement contains a more detailed explanation of the specific benefits and the terms and conditions of Mr. Yarbenet's employment.

Item 9.01 Financial Statements and Exhibits.

(a)	Not applicable.
(b)	Not applicable.
(c)	Exhibits.
10.1 Employment Agreement with William Yarbenet

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PREMIERWEST BANCORP
(Registrant)

Date: November 13, 2009	By:	/s/ Michael D. Fowler
Michael D. Fowler
Executive Vice President and Chief Financial Officer